Exhibit 99.1

Avalon GloboCare Launches “BrAce for Impact” Affiliate Marketing Program for the KetoAir Breathalyzer Device

FREEHOLD, N.J., November 18, 2024 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative precision diagnostics and laboratory services, today announced the launch of the “BrAce for Impact” affiliate marketing program for KetoAir™, a handheld breathalyzer device equipped with AI-enabled software and Hot App shareable technology, specifically designed for ketogenic health monitoring.

The “BrAce for Impact” affiliate marketing program was developed in response to demand from attendees at the Hack Your Health Conference (Austin, May 31-June 2, 2024) and the Keto Pa-LOU-za Conference (Louisville, KY, Oct. 11-13, 2024). The program offers an attractive discount and commission structure, enabling affiliates to provide a coupon code and earn commissions on each sale. This structure encourages KetoAir™ promotion through social media, helping spread awareness among a wide audience.

“We’re excited to launch the ‘BrAce for Impact’ program to empower influencers, health coaches, and content creators to share KetoAir™ and The Case for BrAce with their audiences,” said David Jin, M.D., Ph.D., CEO of Avalon GloboCare. “This program not only supports affiliates with marketing materials but also fosters authentic engagement as participants document their personal health journeys using KetoAir™. We look forward to building a vibrant community committed to ketogenic health.”

Affiliates in the program will receive support in the form of professionally designed graphics and marketing materials, along with access to KetoAir’s brand tags and logos for authentic health journey updates. This initiative targets metabolic coaches, podcasters, health authors, experts, disease management and reversal companies, and other influencers.

Joining the “BrAce for Impact” program is simple: affiliates complete a quick form, and an affiliate marketing agreement is automatically sent to them for signature. Interested individuals can join the program through this link.

To purchase your own KetoAir device, visit www.ketoair.us.

KetoAir™ is a handheld breathalyzer, specifically engineered for ketogenic health management (United States FDA registration number: 3026284320). KetoAir™ measures an individual’s breath acetone concentration (BrAce), a ketone body that rises as fat oxidation increases. By leveraging the nano-sensor-based technology, the KetoAir™ breathalyzer is designed to assess the ketosis status of its individual user and is accessible on both the Apple App Store and Google Play Store.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAir and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com